UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2011 (May 12, 2011)

HOLLYFRONTIER CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-03876 (Commission File Number)	75-1056913 (I.R.S. Employer Identification Number)
2828 N. Harwood Street, Suite 1300 Dallas, Texas (Address of Principal Executive Offices)	75201 (Zip Code)
Registrant’s telephone number, including area code:  (214) 871-3555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This current report on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by Holly Corporation (“Holly”) with the Securities and Exchange Commission on May 18, 2011 (the “Original 8-K”).  The Original 8-K reported voting results from Holly’s 2011 Annual Meeting of Stockholders held on May 12, 2011 (the “2011 Annual Meeting”), including the voting results for the non-binding stockholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of its named executive officers.  Since the 2011 Annual Meeting and the filing of the Original 8-K, Holly and Frontier Oil Corporation have merged, and Holly, as the surviving entity, was renamed HollyFrontier Corporation (the “Company”).

The sole purpose of this Amendment is to disclose the decision of the Company’s Board of Directors (the “Board”) regarding how frequently the Company will conduct non-binding stockholder advisory votes on the compensation of its named executive officers.  This Amendment makes no other changes to the Original 8-K.

Item 5.07  Submission of Matters to a Vote of Security Holders

As previously reported in the Original 8-K, at the 2011 Annual Meeting, in a non-binding stockholder advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of its named executive officers, 28,737,318 shares voted for every year, 1,487,771 shares voted for every two years, 13,588,060 shares voted for every three years, 14,814 shares abstained from voting, and there were 5,228,493 broker non-votes.   In light of this voting result and other factors, the Board has determined that the Company will hold an annual non-binding stockholder advisory vote on the compensation of its named executive officers until the next advisory vote on the frequency of future non-binding stockholder advisory votes on the compensation of the Company’s named executive officers, which will occur no later than the Company’s annual meeting of stockholders in 2017, or until the Board otherwise determines that a different frequency for such advisory vote would be in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HollyFrontier Corporation

By:	/s/ Douglas S. Aron
Name: Douglas S. Aron
Title: Executive Vice President and Chief Financial Officer

Date:           August 30, 2011